Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Terms used in this Exhibit 99.2 but not defined herein shall have the meaning given to such terms in the Proxy Statement /Prospectus filed with the Securities and Exchange Commission by GAMC on July 18, 2024 in the section entitled “Frequently Used Terms” beginning on page 3 thereof, and such definitions are incorporated herein by reference.

Introduction

We are providing the following unaudited pro forma condensed combined financial information to assist in your evaluation of the recently completed Business Combination.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 gives pro forma effect to the Business Combination as if they had been consummated as of that date. The unaudited pro forma condensed combined statement of operations and comprehensive loss for the six months ended June 30, 2024 and for the year ended December 31, 2023 give pro forma effect to the Business Combination as if it had occurred as of January 1, 2023. This information should be read together with Bolt Threads’ and GAMC’s respective audited and unaudited financial statements and related notes, “Bolt Threads Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “GAMC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in the Proxy Statement/Prospectus, the Form 8-K and the registrant’s other filings with the SEC.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 has been prepared using the following:

●	Bolt Threads’ unaudited consolidated balance sheet as of June 30, 2024, as included as Exhibit 99.1 to the Form 8-K; and

●	GAMC’s unaudited balance sheet as of June 30, 2024, as included in the Quarterly Report on Form 10-Q filed with the SEC on August 9, 2024.

The unaudited pro forma condensed combined statement of operations and comprehensive loss for the six months ended June 30, 2024 has been prepared using the following:

●	Bolt Threads’ unaudited consolidated statement of operations and comprehensive loss for the six months ended June 30, 2024, as included as Exhibit 99.1 to the Form 8-K; and

●	GAMC’s unaudited statement of operations for the six months ended June 30, 2024, as included in the Quarterly Report on Form 10-Q filed with the SEC on August 9, 2024.

The unaudited pro forma condensed combined statement of operations and comprehensive loss for the year ended December 31, 2023 has been prepared using the following:

●	Bolt Threads’ audited consolidated statement of operations and comprehensive loss for the year ended December 31, 2023, as included in the Proxy Statement/Prospectus; and

●	GAMC’s audited statement of operations for the year ended December 31, 2023, as included in the Proxy Statement/Prospectus.

Description of the Transaction

On October 4, 2023, GAMC entered into the Business Combination Agreement with Merger Sub and Bolt Threads. Pursuant to the terms of the Business Combination Agreement, the parties consummated a business combination transaction on August 13, 2024, pursuant to which Merger Sub merged with and into Bolt Threads, with Bolt Threads surviving the merger as a wholly owned subsidiary of GAMC. In connection with the Closing, GAMC was renamed “Bolt Projects Holdings, Inc.”

Concurrently with the execution of the Business Combination Agreement: (i) Bolt Threads entered into a Note Purchase Agreement pursuant to which it issued and sold an aggregate of $29.6 million of Bolt Threads’ Convertible Notes to the PIPE Subscribers (in October 2023, February 2024, June 2024, and July 2024), along with warrants to purchase Bolt Threads Common Stock, and (ii) GAMC entered into the Subscription Agreements with the PIPE Subscribers relating to the issuance and sale of PIPE Shares at a purchase price of $10.00 per share at Closing. An aggregate of 464,801 PIPE Shares were issued and sold by GAMC at the Closing.

The aggregate equity consideration paid to Bolt Threads’ security holders in the Business Combination was equal to the quotient of (i) $250,000,000 divided by (ii) $10.00. Immediately prior to the Closing: (i) all of the outstanding principal and accrued interest under Bolt Threads’ Convertible Notes was converted into shares of Bolt Threads Common Stock, and (ii) all of the shares of Bolt Threads Preferred Stock were converted into shares of Bolt Threads Common Stock. At the Closing, each share of Bolt Threads Common Stock that was issued and outstanding immediately prior to the effective time of the Merger and following the conversion of the Convertible Notes and the Bolt Threads Preferred Stock was cancelled and converted into the right to receive a number of shares of the Post-Combination Company Common Stock equal to the exchange ratio, which was approximately 0.2949.

Additionally, at the Closing:

●	each outstanding option to purchase Bolt Threads Common Stock, whether or not exercisable and whether or not vested, automatically converted into an option to purchase a number of shares of the Post-Combination Company Common Stock;

●	each outstanding award of restricted stock units relating to a share of Bolt Threads Common Stock was automatically converted into an award of restricted stock units covering a number of shares of the Post-Combination Company Common Stock; and

●	unless otherwise exercised into Bolt Threads Common Stock prior to the effective time of the Merger, each outstanding warrant to purchase Bolt Threads Preferred Stock automatically converted into a warrant to purchase shares of the Post-Combination Company Common Stock.

At the Closing, each outstanding share of GAMC Class B Common Stock automatically converted into and exchanged for a share of GAMC Class A Common Stock, and each outstanding share of GAMC Class A Common Stock was reclassified into a share of Post-Combination Company Common Stock.

Accounting Treatment for the Business Combination

Notwithstanding the legal form, the Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Bolt Threads is deemed the accounting acquirer and GAMC is deemed the accounting acquiree. Accordingly, the transaction will be treated as the equivalent of Bolt Threads issuing stock for the net assets of GAMC, accompanied by a recapitalization and thus the Business Combination will be treated as a reverse recapitalization in accordance with GAAP. The net assets of GAMC will be stated at historical cost, with no goodwill or other intangible assets recorded.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination. The pro forma adjustments were determined in accordance with Article 11 of Regulation S-X and reflect acquisition-related adjustments. The pro forma adjustments do not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Post-Combination Company upon consummation of the Business Combination.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the Post-Combination Company will experience. Bolt Threads and GAMC did not have any historical relationship prior to the merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared based on actual redemptions of 28,664,341 Public Shares, representing approximately 99.7% of the shares issued in GAMC’s IPO, which were previously redeemed in March 2023, December 2023, and August 2024, in connection with the First Extension, Second Extension, and the Closing, respectively.

Upon the Closing, shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the following:

	Shares	Percentage
Public Stockholders	85,659	0.3%
Sponsor and GAMC Independent Directors(1)	9,802,702	30.5%
Former Bolt Threads Securityholders under Business Combination Agreement(2)	20,557,069	63.9%
PIPE Shares – Former Bolt Threads Securityholders	464,801	1.4%
Advisors and former creditors(3)	1,250,000	3.9%
Total Post-Combination Company Common Stock	32,160,231	100.0%

(1)	Amount includes (i) 140,000 Founder Shares held by GAMC’s independent directors and (ii) 472,700 shares issued in connection with the Sponsor’s Bridge Warrants, which were automatically exercised into Bolt Threads Common Stock immediately prior to Closing and exchanged for the Post-Combination Company Common Stock.
(2)	Number of shares of Post-Combination Company Common Stock that issued to Bolt Threads securityholders pursuant to the Business Combination Agreement at Closing, based on shares of Bolt Threads capital stock outstanding as of August 13, 2024, and an exchange ratio of 0.2949.
(3)	Consists of (i) 600,000 shares of the Post-Combination Company to be issued to the landlord of Bolt Threads’ Berkeley lease, pursuant to a lease termination agreement shortly after Closing; (ii) 150,000 shares of the Post-Combination Company to be issued to Bolt Threads’ vendor, pursuant to a vendor termination agreement shortly after Closing; and (iii) 500,000 shares of shares of Post-Combination Company Common Stock to be issued to BTIG as partial compensation in lieu of the deferred cash underwriting commission otherwise due to BTIG at the Closing in connection with GAMC’s IPO. The number of shares issuable to BTIG will be equivalent to the greater of (i) 500,000 shares of Post-Combination Company Common Stock, or (ii) the number of shares calculated by dividing (x) $5,000,000 by (y) the volume-weighted average price of the Post-Combination Company Common Stock over the three trading days immediately preceding the initial filing of the registration statement relating to the resale of such shares, provided that clause (y) shall not be less than $8.00 per share. In no event will the number of shares issuable to BTIG be greater than 625,000.

For the purposes of calculating earnings per share, as well as comparative per share data, the following adjustments were made to the Post-Combination Company share count in order to align with pro forma adjustments:

Shares
Total Post-Combination Company Common Stock	32,160,231
Vesting of Bolt Threads’ RSU shares(4)	902,523
Total Post-Combination Company Common Stock used to determine pro-forma EPS and Comparative Per Share Data	33,062,754

(4)	Represents the Bolt Threads RSU Awards that would have vested had the Business Combination occurred on January 1, 2023, which equates to 902,523 shares of the Post-Combination Company after the application of the Exchange Ratio. These Bolt Threads RSU Awards are not included within the expected ownership of the Post-Combination Company to the extent they contain one trigger for vesting occurring 180 days after Business Combination. While this requirement will not be fulfilled upon the Closing of the Merger, this vesting requirement is considered to be fulfilled for pro forma purposes, which assume the Business Combination occurred on January 1, 2023.

Additionally, subject to the rules of Nasdaq, the Board of Directors of the Post-Combination Company will retain broad authority after the Closing to issue additional capital stock without obtaining stockholder approval.

The Public Warrants issued in connection with the GAMC initial public offering and the Private Placement Warrants have been historically recognized as liabilities in accordance with Accounting Standards Codification Topic 815, Derivatives and Hedging. The warrants will remain liability-classified and recognized at fair value each reporting period subsequent to the Business Combination, with changes in fair value recognized as a component of earnings.

The unaudited pro forma condensed combined financial information does not include an income tax adjustment. Upon closing of the Business Combination, it is likely that the Post-Combination Company will record a valuation allowance against the total deferred tax assets as the recoverability of the tax assets is uncertain. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

In December 2023 and concurrently with the Second Extension, the Sponsor agreed to deposit into the GAMC Trust Account an amount determined by multiplying $0.02 by the number of Public Shares outstanding following any redemptions of Public Shares, up to a maximum of $20,000, for each one-month extension until the extended date to consummate a business combination of September 19, 2024, unless the closing of the business combination shall have occurred earlier. In exchange, the Sponsor will receive a non-interest bearing, unsecured promissory note payable upon consummation of a business combination. No pro forma adjustment was recorded as a result of these extension payments, as such payments made by the Sponsor will have a net zero impact as they will be repaid to the Sponsor by GAMC upon the consummation of a business combination.

On July 11, 2024, GAMC issued a convertible promissory note to the Sponsor, pursuant to which GAMC may borrow an aggregate principal amount of up to $0.2 million (the “2024 Convertible Promissory Note”). The 2024 Convertible Promissory Note was non-interest bearing and payable upon the consummation of the Business Combination. At the Sponsor's discretion, the 2024 Convertible Promissory Note may be converted into warrants of the Post-Combination Company at a price of $1.50 per warrant, provided that the aggregate of such warrants together with any warrants issued upon conversions pursuant to the previously issued promissory notes do not exceed 1,000,000 warrants. The 2024 Convertible Promissory Note was repaid by GAMC in cash upon the closing of the Merger. Due to the timing of the withdraw and repayment of the principal, both of which occurred after June 30, 2024, the 2024 Convertible Promissory Note is not expected to have an impact on the cash balance of the Post-Combination Company on a pro forma basis. Accordingly, the unaudited pro forma condensed combined financial statements do not include adjustments related to the 2024 Convertible Promissory Note.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2024

(in thousands)

	Bolt Threads	GAMC	Transaction Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$9,812	$29	$4,648	d	$9,335
			(6,764)	e
			6,366	h
			(2,047)	j
			(648)	n
			(222)	o
			(539)	p
			3,972	q
			(5,272)	f
Inventory	2,990	—			2,990
Prepaid expenses and other current assets	3,228	140			3,368
Total current assets	16,030	169			15,693
Cash held in Trust Account		6,366	(6,366)	h	—
Deferred transaction costs	9,117		(7,106)	e	—
			(2,011)	q
Other non-current assets	3,080				3,080
Total assets	$28,227	$6,535			$18,773

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$855	$1,557			$2,412
Excise tax payable		2,871			2,871
Income tax payable		6			6
Convertible notes – current	68,461		(73,534)	b	—
			1,101	a
			3,972	q
Promissory note – related party		648	(648)	n	—
Convertible notes – current, related party	16,941	2,047	150	a	—
			(17,091)	b
			(2,047)	j
Share-based lease termination liability	7,661		(7,661)	l	—
Accrued expenses and other current liabilities	1,983				1,983
Operating lease liabilities, current	347				347
Total current liabilities	96,248	7,129			7,619
Deferred underwriting fee payable		10,063	(10,063)	k	—
Operating lease liabilities, non-current	1,926				1,926
Long-term debt, non-current	13,903		(539)	p	13,364
Warrant liability	106	2,187	(106)	m	2,187
Total liabilities	112,183	19,379			25,096

Common shares subject to possible redemption		6,357	(5,272)	f	—
			(1,085)	i
Bolt Convertible preferred stock	93,889		(93,889)	c	—
GAMC Class A Common Stock		1	(1)	i	—
Bolt Common Stock	1		3	c	5
			1	b
Additional paid-in capital	284,075		90,624	b	465,220
			93,886	c
			(18,338)	i
			4,648	d
			11,428	g
			(13,870)	e
			5,000	k
			7,661	l
			106	m
Accumulated deficit	(461,934)	(19,202)	(1,251)	a	(471,561)
			(11,428)	g
			19,424	i
			5,063	k
			(222)	o
			(2,011)	q
Accumulated other comprehensive loss	13				13
Total stockholders’ deficit	(177,845)	(19,201)			(6,323)
Total liabilities, convertible preferred stock, and stockholders’ deficit	$28,227	$6,535			$18,773

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2024

a — Represents the accrual of interest on the Bolt Threads Convertible Notes prior to conversion, which is added to the principal balance of the Convertible Notes.

b — Represents the conversion of the Bolt Threads Convertible Notes, plus accrued interest, into Bolt Threads Common Stock immediately prior to the consummation of the Business Combination, as well as the exchange of these shares into the Post-Combination Company Common Stock upon Closing pursuant to the terms of the Business Combination Agreement.

c — Represents the conversion of Bolt Threads Preferred Stock into Bolt Threads Common Stock immediately prior to the consummation of the Business Combination, as well as the exchange of these shares of Bolt Threads Common Stock into shares of the Post-Combination Company upon the Closing of the Merger.

d — Represents proceeds of $4.6 million received from the sale and issuance of 464,801 PIPE Shares at a purchase price of $10.00 per share under the PIPE Transaction.

e — Reflects the settlement of Bolt Threads’ estimated future transaction costs related to the Business Combination of $6.8 million, as well as $4.4 million transaction costs related to the Business Combination which Bolt Threads has capitalized as of June 30, 2024 and $2.7 million related to the fair value of Bridge Warrants which Bolt Threads has capitalized as of June 30, 2024.

f — Represents the redemption of 492,278 Public Shares of GAMC at the Closing of the Business Combination, which is in addition to the GAMC Public Shares previously redeemed in March 2023 and December 2023 in the amount of 26,649,519 and 1,522,544, respectively, in connection with the First Extension and Second Extension.

g — Represents the additional stock-based compensation charge expected to be incurred related to Bolt Threads’ RSU Awards through the Close of the transaction (August 13, 2024), assuming that the Business Combination occurred on January 1, 2023. This equates to an estimated 902,523 shares of Post-Combination Company Common Stock being issued after the application of an illustrative Exchange Ratio.

h — Represents the reclassification of net cash held in the Trust Account that became available for general use following the Business Combination.

i — Represents the effect of the reverse recapitalization, whereby each share of GAMC’s common stock outstanding immediately prior to the Business Combination converted into shares of Post-Combination Company Common Stock, in addition to the elimination of the historical of accumulated deficit of GAMC of $19.2 million, as well as $0.2 million of GAMC transaction expenses which occurred after June 30, 2024 and before the Close of the Business Combination, are added to the accumulated deficit within the pro forma tickmark o below.

j — Represents the repayment of $2.0 million of GAMC working capital loans, which are planned to be repaid in cash shortly after the Closing.

k — As part of the Merger, GAMC and Bolt Threads agreed with the underwriters of GAMC’s IPO to fully settle a $10.1 million underwriting fee payable in exchange for a payment of $0.5 million (which is included within the transaction costs adjustment within tickmark e above), as well as shares of Post-Combination Company Common Stock. The number of shares issuable will be equivalent to the greater of (i) 500,000 shares of Post-Combination Company Common Stock, or (ii) the number of shares calculated by dividing (x) $5,000,000 by (y) the volume-weighted average price of the Post-Combination Company Common Stock over the three trading days immediately preceding the initial filing of the registration statement relating to the resale of such shares, provided that clause (y) shall not be less than $8.00. In no event will the number of shares issuable to BTIG be greater than 625,000. For the purposes of the pro forma, the Company has assumed that 500,000 shares will be issued at a price of $10.00 per share.

l — In July 2023, Bolt Threads terminated a vendor mycelium supply contract early, and reached a final settlement agreement with the counterparty in October 2023. Under the terms of the final settlement, Bolt Threads will make a one-time payment of $1.0 million and issue to the counterparty 150,000 shares of Post-Combination Company Common Stock subsequent to the Closing. The one-time $1.0 million termination has been partially paid as of June 30, 2024, with a remaining $0.4 million reflected in accounts payable of Bolt Threads. Further, in September 2023, Bolt Threads negotiated an early termination of a lease in Berkeley, California. Under the terms of the lease termination agreement, Bolt Threads agreed to issue 600,000 shares of Post-Combination Company Common Stock to the landlord, subsequent to the Closing, or shortly thereafter. As of June 30, 2024, Bolt Threads recognized a liability of approximately $7.7 million, which reflects the fair value of Bolt Threads’ Common Stock required to settle these share-based termination penalties, on an as-converted basis into a cumulative 750,000 shares of Post-Combination Company Common Stock. This pro forma adjustment reflects the settlement of this liability, through the issuance of 750,000 shares of the Post-Combination Company.

m — Represents the reclassification of Bolt Threads convertible preferred stock warrants from liability classification to equity classification, as upon the Merger, the Convertible Preferred Stock Warrants became warrants to purchase Post-Combination Company Common Stock, which is permanent equity classified, rather than warrants to purchase Bolt Threads Convertible Preferred Stock, which is mezzanine equity classified.

n — Represents the repayment of GAMC’s related party promissory note, which became due on the date of the consummation of the Merger.

o —This adjustment reflects the settlement of GAMC’s transaction costs related to the business Combination of $0.2 million which occurred subsequent to June 30, 2024. There are no future GAMC transaction costs expected after the Close of the Business Combination.

p — Pursuant to an amendment to the Ginkgo Note Purchase Agreement entered in April 2024, Bolt Threads has an option to capitalize all accrued interest to the principal balance of the Amended Senior Note and is required to repay a portion of such interest upon the Business Combination. This adjustment reflects the amount of capitalized interest which is due to Ginkgo upon the consummation of the Business Combination.

q — Represents the receipt of $4.0 million in Bolt Threads Convertible Notes which were closed subsequent to June 30, 2024. In addition, this adjustment represents the expense of $2.0 million additional noncash issuance costs related to the Bolt Threads Convertible Notes issued in July 2024, which will be reclassified from deferred financing costs prior to the consummation of the Business Combination. The Bolt Threads Convertible Notes converted into Bolt Threads Common Stock immediately prior to the consummation of the Business Combination.

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss

For the Year Ended December 31, 2023

(in thousands, except share and per share data)

	Bolt Threads	GAMC		Transaction Adjustments		Pro Forma Combined
Revenue	$3,441	$—				$3,441
Cost of goods sold	4,846	—				4,846
Gross loss	(1,405)	—				(1,405)

Operating expenses:
Research and development	7,630	—				7,630
Sales and marketing	240	—				240
General and administrative	21,385	—		9,529		32,925
				2,011	hh
Restructuring Costs	3,973					3,973
Formation and operational costs	—	2,104		222	gg	2,326
Total operating expenses	33,228	2,104				47,094
Loss from operations	(34,633)	(2,104)				(48,499)

Other income (expense)
Property and equipment impairment	(19,285)	—				(19,285)
Loss on lease termination	(319)	—				(319)
Loss on supply agreement termination	(2,211)	—				(2,211)
Lease impairment	(2,274)	—				(2,274)
Interest expense	(3,503)	—				(3,503)
Remeasurement of convertible preferred stock warrant liability	127	—		(127)	aa	—
Remeasurement of common stock warrant liability	—	(1,896)				(1,896)
Remeasurement of share-based termination liability	(296)	—		296	cc	—
Remeasurement of convertible notes	(281)	—		281	ee	—
Remeasurement of related party convertible notes	(115)	—		115	ee	—
Interest earned on investment held in Trust Account	—	3,177		(3,177)	dd	—
Other income, net	5,070	8				5,078
Total other income	(23,087)	1,289				(24,410)
Income (loss) before provision for income taxes	(57,720)	(815)				(72,909)
Provision for income taxes	—	(653)				(653)
Net (loss) income	$(57,720)	$(1,468)				$(73,562)

Other comprehensive gain (loss)	—	—				—
Reporting currency translation	(21)	—				(21)
Comprehensive loss	(57,741)	(1,468)				(73,583)

Net income (loss) attributable to common stockholders, basic	158,666		ff
Net income (loss) attributable to common stockholders, diluted	(72,108)		ff

Common Stock
Weighted-average common shares outstanding
Basic	11,677,673					33,962,253
Diluted	31,556,420					33,962,253
Net (loss) income per share
Basic	$13.59					$(2.17)
Diluted	$(2.29)					$(2.17)
GAMC Class A Common Stock
Weighted-average common shares outstanding
Basic		13,114,869
Diluted		13,114,869
Net (loss) income per share
Basic		$(0.10)
Diluted		$(0.10)
GAMC Class B Common Stock
Weighted-average common shares outstanding
Basic		1,584,160
Diluted		1,584,160
Net (loss) income per share
Basic		$(0.10)
Diluted		$(0.10)

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss

For the Six Months Ended June 30, 2024
(in thousands, except share and per share data)

	Bolt Threads	GAMC	Transaction Adjustments		Pro Forma Combined
Revenue	$75	—			$75
Cost of goods sold	150	—			150
Gross Margin	(75)				(75)

Operating expenses:
Research and development	2,503	—			2,503
Sales and marketing	123	—			123
General and administrative	12,179	—	1,899	bb	14,078
Formation and operational costs		851			851
Total operating expenses	14,805	851			17,555
Loss from operations	(14,880)	(851)			(17,630)

Other income (expense)
Interest expense	(644)	—			(644)
Loss on extinguishment of convertible notes	(26,359)	—			(26,359)
Remeasurement of convertible preferred stock warrant liability	97	—	(97)	aa
Remeasurement of common stock warrant liability		(146)			(146)
Remeasurement of share-based termination liability	(1,312)	—	1,312	cc	—
Remeasurement of convertible notes	(17,087)	—	17,087	ee	—
Remeasurement of related party convertible notes	(5,548)	—	5,548	ee	—
Interest income – bank		2			2
Interest earned on investment held in Trust Account		118	(118)	dd	—
Other income, net	207				207
Total other income	(50,646)	(26)			(26,940)
Income (loss) before provision for income taxes	(65,526)	(877)			(44,570)
Provision for income taxes		(17)			(17)
Net (loss) income	(65,526)	(894)			(44,587)
Reporting currency translation	27	—			27
Comprehensive loss	$(65,499)	$(894)			$(44,560)

Common stock
Weighted-average common shares outstanding, basic and diluted	15,846,786				33,062,754
Net loss per share, basic and diluted	(4.13)				(1.35)
GAMC Class A Common Stock
Weighted-average common shares outstanding:
Basic		7,625,437
Diluted		7,625,437
Net (loss) income per share
Basic		(0.12)
Diluted		(0.12)
GAMC Class B Common Stock
Weighted-average common shares outstanding
Basic		140,000
Diluted		140,000
Net (loss) income per share
Basic		(0.12)
Diluted		(0.12)

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss for the Year Ended December 31, 2023 and the Six Months Ended June 30, 2024

aa — Represents the reversal of Bolt Threads Preferred Stock warrant liability fair value adjustments during the pro forma period, as the Bolt Threads Preferred Stock warrants became warrants to purchase Post-Combination Company Common Stock upon completion of the Business Combination, and therefore are classified as equity with no subsequent remeasurement to fair value.

bb — Pursuant to the Business Combination Agreement, at the Closing Date, each outstanding award of restricted stock units relating to a share of Bolt Threads Common Stock (“Bolt Threads RSU Awards”) automatically converted into an award of restricted stock units covering a number of shares of the Post-Combination Company Common Stock, on substantially similar terms and conditions as were applicable under such Bolt Threads RSU Awards, after applying Exchange Ratio. Pursuant to the Bolt Threads RSU Awards, certain awards that met service and/or performance vesting requirements will become fully vested 180 days after an IPO event, or immediately upon certain liquidity events. Accordingly, this adjustment reflects the compensation expense related to Bolt Threads RSU Awards that would have become fully vested through to the Close of the Business Combination on August 13, 2024.

The expense relating to Bolt Threads RSU Awards was calculated based off the amount of awards which became fully vested during the pro forma period, assuming the liquidity event condition was satisfied on January 1, 2023. The RSU compensation expense is a product of the amount of Bolt Threads RSU Awards vested during the pro forma period, through to the Close of the Business Combination on August 13, 2024, and the Bolt Threads Common Stock price at the time of initial issuance of the underlying award.

cc — Represents the elimination of the remeasurement of Bolt Threads’ share-based termination liability, which was a result of termination penalties to cancel a vendor mycelium supply agreement and a lease agreement in Berkeley, California. These share-based termination penalties require Bolt Threads to issue to the counterparties a cumulative 750,000 shares of the Post-Combination Company Common Stock shortly after the Closing. As the pro forma assumes the settlement of these share-based termination liabilities at the beginning of the pro forma period, the fair value remeasurement which occurred during the year ended December 31, 2023 and the six months ended June 30, 2024 is eliminated.

dd — Represents the elimination of interest income on the Trust Account assets during the pro forma period presented that would have not been earned had the Business Combination been consummated on January 1, 2023.

ee — To eliminate the change in fair value of Bolt Threads Convertible Notes and GAMC convertible notes which converted into Post-Combination Company Common Stock in conjunction with the Business Combination.

ff — Net income attributable to Bolt Threads common stockholders, basic, differs from Bolt Threads’ comprehensive loss due to a gain on extinguishment of convertible preferred stock of $216.4 million which occurred during the year ended December 31, 2023. In addition, the net income loss attributable to Bolt Threads common stockholders, diluted, differs from Bolt Threads’ comprehensive loss due to the gain on extinguishment of certain series of convertible preferred with dilutive impacts during the year ended December 31, 2023. These adjustments were made solely for the purposes of adjusting the numerator and denominator in the calculation of Bolt Threads’ basic and diluted earnings per share. Bolt Threads convertible preferred shares converted into shares of the Post-Combination Company Common Stock upon the completion of the Business Combination, which is assumed to have occurred on January 1, 2023. Accordingly, similar adjustments to the numerator used for earnings per share purposes are not made on the pro forma combined presentation of the Post-Combination Company.

gg — Represents transaction related expenses incurred by GAMC as a result of the Business Combination subsequent to June 30, 2024, but before this filing. This adjustment is not expected to have a continuing impact on the financial results of the Post-Combination Company.

hh — This adjustment represents the expense of $2.0 million additional noncash issuance costs related to the Bolt Threads Convertible Notes issued in July 2024, which will be reclassified from deferred financing costs prior to the consummation of the Business Combination.

UNAUDITED HISTORICAL COMPARATIVE AND PRO FORMA
COMPARATIVE PER SHARE DATA OF BOLT THREADS AND GAMC

The following table sets forth as of and for the six months ended June 30, 2024, selected per share information for GAMC Class A Common Stock and Bolt Threads Common Stock on a historical basis and for the combined company on a pro forma basis after giving effect to the Business Combination, and actual redemptions of an aggregate of 28,664,341 Public Shares, representing approximately 99.7% of the shares issued in GAMC’s IPO, which were previously redeemed in March 2023, December 2023, and August 2024, in connection with the First Extension, Second Extension, and the Closing, respectively.

	Bolt Threads	GAMC	Pro Forma Combined
As of June 30, 2024
Book value per share of common stock(1)	$(11.22)	(2.47)	$(0.20)
For the six months ended June 30, 2024
Weighted average common shares outstanding – basic and diluted	15,846,786	n/a	33,062,754
Net income (loss) per common share – basic and diluted	$(4.13)	n/a	$(1.35)
Basic and diluted average shares outstanding of Class A common stock	n/a	7,625,437	n/a
Basic and diluted net income (loss) per share, Class A common stock	n/a	$(0.12)	n/a
Basic and diluted average shares outstanding of Class B common stock	n/a	140,000	n/a
Basic and diluted net income (loss) per share, Class B common stock	n/a	$(0.12)	n/a

(1)	Historical book value per share is computed by dividing the total stockholders’ equity (deficit) balance by the aggregate number of all shares of common stock outstanding at the end of the period.

The following securities were excluded for the purposes of calculating diluted earnings per share due to their anti-dilutive effect on net loss per share attributable to common stockholders recorded in each of the periods for the Post-Combination Company:

Shares
Shares issuable to current Bolt Threads option holders (vested and unvested)	538,006
Shares issuable to current Bolt Threads RSU holders (unvested)(1)	880,805
Shares issuable to current Bolt Threads preferred stock warrant holders	86,878
GAMC Private Placement Warrants	5,000,000
GAMC Public Warrants	9,583,333
Total anti-dilutive Post-Combination Company Common Stock	16,089,022

(1)	Bolt Threads’ RSU shares which have vested on or before the Closing of the Business Combination on August 13, 2024 (with the assumption that the Business Combination occurred on January 1, 2023) are included within the total Post-Combination Company Common Stock used to determine pro-forma EPS.

The pro forma combined company net loss per share for the six months ended June 30, 2024 and year ended December 31, 2023 includes the combined net loss per share of Bolt Threads and GAMC on a pro forma basis as if the Business Combination was consummated on January 1, 2023 and, with respect to net book value per share of common stock, on June 30, 2024.

The pro forma combined per share data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Business Combination had been consummated at the beginning of the period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are estimates based upon information and assumptions available at the time of this filing.